Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-143425, 333-85522, 333-74276, 333-69664, 333-116468, 333-135652, 333-141238 and 333-141859) and the Registration Statements on Form S-8 (File Nos. 333-21113, 333-68757, 333-40396, 333-67010, 333-82340, 333-109959, 333-131377, 333-131382 and 333-153828) of ViaSat, Inc., of our report dated May 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Diego, California
May 27, 2009